CONTRACT NO. PP/81/01/LCD

on SECURITY ASSIGNMENT OF A RECEIVABLE

1.	Commercial firm:	Česká spořitelna, a.s.
	Registered seat:	Na Příkopě 29, Prague 1, Postal Code: 113 98
	Identification No.:	45244782
	Registered in the Commercial Register maintained by the Municipal Court in Prague, Section B, Inlet 1171
	as the assignee (hereafter "the Bank")
	And
2.	Commercial firm:	CME Czech Republic B.V.
	Registered seat:	Hoogoorddreef 9 1101BA Amsterdam Zuidoost The Netherlands
	Registration No.:	33289324
	as the assignor (hereafter "the Assignor")

conclude on the below day this

CONTRACT ON SECURITY ASSIGNMENT OF A RECEIVABLE

Article I
Introductory Provisions

1. For the purposes of this Contract, the terms set forth in this article have the following meaning:

"Debtor" means the company Česká nezávislá televizní společnost, spol. s r.o., with its registered seat at Prague 1, Vladislavova 20, Identification No. 49616668, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, Inlet 21333.

"Client" means the company CME Media Enterprises B.V., with its registered seat at Hoogoorddreef 9, 1101BA Amsterdam Zuidoost, The Netherlands.

"Debtor's Real Estate" means the following real estate in the ownership of the Debtor: land parcel No. 696 - built up area/other building object, area of 1 262 square meters; land parcel No. 709 - built up area/other building object, area of 695 square meters; land parcel No. 697 - built up area/courtyard, area of 155 square meters; and building No. 1477 on the land parcel No. 696 built up area/other building object and building No. 28 on land parcel No. 709 - built up area/other building object, all registered in the List of Ownership No. 1326 for the cadastral area Nové Město, Prague Municipality, in the Cadastral Register for the city of Prague.

"Business Day" means any day when banks are open in the Czech Republic and inter-bank transactions are settled. For payments in a currency other than Czech Crowns it is any day when banks are open and foreign-currency transactions are settled in the Czech Republic and in the main financial center for currency in which the payments are denominated. The financial center is a place where mainly interest rates for the given currency are quoted and where payments in such currency are settled.

"Assigned Receivable" means the Assignor's monetary receivable against the Debtor, the amount of which as of the day of signature of this Contract is 283 087 301 CZK (two hundred and eighty three million eighty seven thousand and three hundred and one Czech Crowns). This Assigned Receivable of the Assignor against the Debtor originated on the basis of a Resolution of the General Meeting of the Debtor. The original amount of the Assigned Receivable of the Assignor against the Debtor was 475 227 596 CZK, whereas until the signature of this Contract the Debtor has paid to the Assignor the amount of 192 140 295 CZK on the Assigned Receivable. Based on an agreement concluded between the Assignor and the Debtor on 28 November 2000 and an agreement concluded between the Assignor and the Debtor on 7 August 2001, the Assigned Receivable is due on 30 November 2005. In the case of the invalidity of the Resolution of the General Meeting of the Debtor, based on which the Assigned Receivable stipulated above in this definition would have otherwise originated, the Assigned Receivable shall be the receivable arising from a potential claim for compensation for damages against the Debtor or other liable persons originated from the invalid Resolution of the General Meeting of the Debtor.

"Resolution of the General Meeting of the Debtor" means the resolution of the regular General Meeting of the Debtor of 17 April 2000, at which was produced the notarial deed NZ 239/2000, N 253/2000 by the notary JUDr. Marie Malá, with its registered seat at Prague 2, Karlovo náměstí 17. This regular General Meeting of the Debtor decided on the distribution of profit and the payment of dividends for the year 1999. The total distributed profit was in the amount of 480 027 875 CZK; whereas the part of dividends accounting for the ownership interest of the Assignor in the Debtor was 475 227 596 CZK.

"Contract" means this contract on security assignment of a receivable including its enclosures and in the wording of appropriate amendments.

"Contracting Parties" means jointly the Bank and the Assignor.

"Account" means Account No. 004327-0310271439/0800 maintained by the Bank, which was established by the Bank on the basis of the Secured Contract in CZK and to which shall be transferred the payments from the Assigned Receivable under the conditions stipulated in this Contract.

"Secured Contract" means Credit Contract No. 81/01/LCD, which the Bank and the Client concluded on October 5, 2001 and on the basis of which the Bank undertook to grant the Client a credit in the amount of 249 764 513.28 CZK (two hundred and forty nine million seven hundred and sixty four thousand five hundred and thirteen Czech Crowns and twenty eight Hallers) under the conditions stipulated there.

"Secured Receivables" mean all monetary claims of the Bank against the Client which originated or will originate on the basis, of a breach, from the invalidity of the Secured Contract or by its notice by any of the Parties. The Secured Receivables also mean all claims of the Bank against the Assignor on the basis and in connection with this Contract, in particular the claims of the Bank for payment of a contractual penalty according to Article X of this Contract. The security applies to all accessories of the Secured Receivables, in particular to interest, default interest, and costs associated with enforcement of all Secured Receivables. In order to avoid doubt, the Contracting Parties stipulate that the Secured Receivables are also all claims of the Bank for payment of a contractual penalty or for compensation for damages in connection with the Secured Contract. In the case of the invalidity of the Secured Contract, the Secured Receivables would mean the receivable that would arise for the Bank due to unjust enrichment of the Client, originating by fulfillment of the Bank based on the invalid Secured Contract, and any appropriate claim of the Bank for compensation for damages that would be thus suffered. The Secured Receivables further mean all claims of the Bank originating from withdrawal from the Secured Contract.

"Security of the Assigned Receivable" means mortgage rights in favor of the Assignor, established to secure the Assigned Receivable, pertaining to the Debtor's Real Estate, entered on List in Ownership No. 1326 by the Cadastral Office for the city of Prague under No. V2 11624/00, with legal effects of the entry as of 21 April 2000.

"Law on Public Auctions" means Act No. 26/2000 Coll., on Public Auctions, as amended.

2. Unless the context of the text indicates otherwise, for terms defined in this Contract, singular corresponds to plural and vice versa.

Article II
Subject of the Contract

1. The Assignor hereby declares that it is the sole creditor of the Assigned Receivable in the amount of 283 087 301 CZK (in words two hundred and eighty three million eighty seven thousand and three hundred and one Czech Crowns), which it documents by an engrossment of the relevant Resolution of the General Meeting of the Debtor, by a confirmation on payment of part of the dividends, stipulated for payment to the Assignor by the Resolution of the General Meeting of the Debtor, in the amount of 192 140 295 CZK. The Assignor documents the due date of the Assigned Receivable by an agreement concluded between the Assignor and the Debtor on 28 November 2000 and by an agreement concluded between the Assignor and the Debtor on 7 August 2001.

2. The Assignor further declares that duly and timely payment of the Assigned Receivable is secured by Security of the Assigned Receivable which the Assignor documents by an extract from the Cadastral Register, List of Ownership No. 1326 maintained by the Cadastral Register for the city of Prague, showing the Debtor's Real Estate and confirming the Security of the Assigned Receivable

3. For the purpose of securing duly and timely payment of the Secured Receivables, the Assignor hereby assigns the Assigned Receivable to the Bank. Based on assignment of the Assigned Receivable by the Assignor to the Bank, all rights associated with the Assigned Receivable pass to the Bank together with the Assigned Receivable, including Security of the Assigned Receivable.

4. Based on the Assignor's assignment of the Assigned Receivable to the Bank, all accessories of the Assigned Receivable pass to the Bank along with the Assigned Receivable, in particular interest, default interest and claim for compensation of costs associated with executing the Assigned Receivable.

5. The Bank hereby accepts the Assigned Receivable thus assigned by the Assignor, including the rights associated with it.

Article III

Effectiveness of Assignment of the Assigned Receivable

1. The Assigned Receivable and the rights associated with it are assigned as of the date of effectiveness of this Contract. The registration of the change of the mortgage creditor in the sense of Security of the Assigned Receivable in the appropriate Cadastral Register will be made on the basis of a joint declaration signed by the Contracting Parties and delivered to the Cadastral Registry for the city of Prague together with necessary enclosures in the appropriate number of copies. Specimen of the joint declaration constitutes Enclosure No. 1 of this Contract.

2. The Contracting Parties are obliged to provide each other with all necessary co-operation without undue delay for the purpose of registration of the change in the person of the mortgage creditor in the sense of the Security of the Assigned Receivable passing to the Bank in the appropriate Cadastral Register, including signature of all necessary documents for this purpose and delivery of all necessary documents to the Cadastral Register for the city of Prague together with necessary enclosures in the appropriate number of copies.

Article IV
Rights and Obligations of the Bank and the Assignor

1. Within five (5) Business Days after the signature of this Contract, the Assignor must prove in a way acceptable for the Bank that the notification on assignment of the Assigned Receivable that meets requirements specified in Enclosure No. 2 of this Contract was delivered to the Debtor. This does not affect the right of the Bank to prove to the Debtor the assignment of the Assigned Receivable independently.

2. The Assignor is obliged to assure that the Debtor pays its debt corresponding to the Assigned Receivable to the Account. Should the Debtor pay its debt corresponding to the Assigned Receivable in any other way, the Assignor is obliged to reject such payment of the debt by the Debtor and inform the Debtor that this debt will be paid off only by its payment to the Account. Should the Debtor pay to the Bank from the Assigned Receivable otherwise than to the Account, the Bank will transfer the payments of the Debtor to the Account without undue delay and such payments will be handled as if though they had been transferred to the Account directly by the Debtor.

3. The Bank and the Assignor explicitly agreed that payments received by the Bank from the Assigned Receivable are considered as payment of the Assigned Receivables or its parts, even in the case that the Assigned Receivables are not yet due.

4. The Bank is entitled to set off any of its due receivables against the Assignor against any receivables of the Assignor against the Bank regardless of the due date of the receivables of the Assignor and regardless of the currency of their denomination and the legal relationship which they result from. This does not affect the provision of Section 360 of Act No. 513/1991 Coll., the Commercial Code, as amended.

5. At any time, the Bank is entitled to use the monetary funds deposited on any account of the Assignor maintained by the Bank to compensate any of its due receivables against the Assignor, regardless of the due date of the Assignor's receivable for payment of the monetary funds from the respective account and regardless of the Assignor's instructions regarding the use of funds on the account. The Bank will use the financial funds on the account by subtracting them from the account at any time from the moment when its receivable becomes due even without informing the Assignor in advance.

6. Application of Section 361 of Act No. 513/1991 Coll., the Commercial Code, as amended, is excluded in all obligation relationships between the Contracting Parties based on this Contract.

7. The Bank is obliged to send to the Assignor information about payments of the Debtor to the Account always at the latest on the fifteenth (15th) Business Day from the day when the Debtor's payment was credited to the Account.

Article V

Other Obligations of the Assignor

1. Based on the written request of the Bank, the Assignor is obliged to submit to the Bank within fifteen (15) Business Days of the delivery of such request an overview of the Debtor's payments of the Assigned Receivable of which the Assignor is aware. The overview shall be prepared in a form requested by the Bank and it shall reflect the status of the Debtor's payments of the Assigned Receivable as of the day stipulated in the request of the Bank.

Article VI

Realization of the rights of the Bank on the basis of the security assignment of the Assigned Receivable

1. If any Secured Receivable is not duly and timely paid, the Bank will request the Debtor in writing (with a copy to the Assignor) to pay the Assigned Receivable or its appropriate parts (even if the Assigned Receivable or its respective part are not yet due at that time) and provide the Debtor with an appropriate period of time for such payment, not shorter than ten (10) Business Days from the date of delivery of such a written request. The amount requested from the Debtor by the Bank in such a written request may not exceed the amount corresponding to the due unpaid part of the Secured Receivable. If the Debtor does not pay the stipulated amount in accordance with Article VI, point 1 of this Contract, the Bank has the right to proceed in accordance with Article VI, point 2 of this Contract.

2. If any Secured Receivable is not duly and timely paid and not even in the manner stipulated in Article VI, point 1 of this Contract, and the Assigned Receivable and even its part are not yet due at that time, the Bank has the right for satisfaction of the Secured Receivable from the proceeds of the disposal for cash of the Assigned Receivable and the Assignor is obliged to enable and suffer the Assigned Receivable`s disposal for cash and the satisfaction of the Secured Receivable from proceeds of the disposal of the Assigned Receivable for cash, even if the Secured Receivable is out of its statute of limitations. The Bank is obliged to inform the Assignor in writing of the intended sale of the Assigned Receivable at least ten (10) Business Days before the day when the Bank makes an offer or realizes the sale of the Assigned Receivable or its part to a third party. The Bank is not entitled to make an offer or to realize the sale of the Assigned Receivable or its part to a third party earlier than on the day following the 10. Business Day after the delivery of such written information to the Assignor.

3. The Contracting Parties agree that for the purpose of respecting the legitimate interest of the Assignor in achieving the highest proceeds from the disposal of the Assigned Receivable for cash, the Assigned Receivable or its part will be disposed for cash by sale by public auction in accordance with the Act on Public Auctions. The Bank is entitled to conclude a contract on performing the auction with any auction organizer of its choice, whereas the remuneration of the auction organizer does not exceed the maximum admissible remuneration specified in Section 18, paragraph 2 of the Act on Public Auctions. The Bank is entitled to inform the public about holding the public auction via the media, or in another suitable way.

4. In accordance with Section 13 of the Act on Public Auctions, the estimated value of the Assigned Receivable will be the minimum bid. Should not even the minimum bid be offered in the auction, the auctioneer is entitled to reduce the minimum bid to 50% percent of the estimated value. Should the Assigned Receivable or its part not be sold in the auction or should the auction fail, a repeated auction will be held where the minimum bid will be at least 70% of the minimum bid of the previous auction. If the Assigned Receivable or its part cannot be realized by the described way, it can be sold by the Bank to anyone for the highest offered price.

5. If any Secured Receivable is not duly and timely paid, and not even in the manners specified in Section VI, points 1-4 of the Contract, and the Assigned Receivable or even its part only is already due at that time and the Debtor is in delay with its payment, the Bank is entitled to the satisfaction of the Secured Receivable from the proceeds from the realization of the Security of the Assigned Receivable, i.e. from the disposal of Debtor's Real Estate for cash. The Bank is obliged to inform the Debtor and the Assignor in writing of its intent to dispose the Debtor's Real Estate for cash at least twenty (20) Business Days before the day when the Bank makes an offer or realizes the disposal of the Debtor's Real Estate for cash. The Bank is not entitled to make an offer or realize the disposal of the Debtor's Real Estate for cash earlier than on the day following 20th. Business Day after delivery of such written information to the Assignor and the Debtor.

6. Satisfaction of the Bank from the Security of the Assigned Receivable is governed by the valid legal regulations and by this Contract. The Bank is entitled to inform the public about realization of the Security of the Assigned Receivable in an appropriate manner.

7. The manner of disposal of the Debtor's Real Estate for cash depends entirely on the decision of the Bank; whereas the manner of disposal for cash is one of the requirements of the Bank's notification to the Assignor and the Debtor according to Article VI, point 5 of this Contract. In the case of failure of any of the methods of disposal of the Debtor's Real Estate for cash chosen by the Bank according to relevant legal regulations, the Bank is entitled to continue by any other admissible methods of disposal of the Debtor's Real Estate for cash.

8. The Bank is entitled to use the proceeds from the disposal of the Assigned Receivable for cash or from the disposal of the Debtor's Real Estate for cash for the satisfaction of the due Secured Receivables or any of their due parts if they are not duly and timely paid by the Client or the Debtor, and for payment of all costs related to this disposal for cash. In the case of a surplus from the disposal of the Assigned Receivable for cash after the satisfaction of the Secured Receivables, the surplus from the disposal of the Assigned Receivable for cash will be transferred by the Bank without undue delay to the Assignor's account that was announced to the Bank. In the case of a surplus from the disposal of the Debtor's Real Estate for cash after the satisfaction of the Assigned Receivable, the Bank will transfer the balance from the disposal for cash and/or the surplus without undue delay to the Debtor's account that was announced to the Bank.

9. Upon request, the Bank is obliged to inform the Assignor about the total proceeds from the disposal of the Assigned Receivable for cash, the total proceeds of the disposal of the Debtor's Real Estate for cash, and what part of the payment of the Assigned Receivable, disposal of the Assigned Receivable for cash and/or disposal of the Debtor's Real Estate for cash was used to pay the Secured Receivables, and what is the current balance of the Secured Receivables.

Article VII
Expiry of the Security Assignment of the Assigned Receivable

1. The security assignment of the Assigned Receivable according to this Contract expires by expiry of the Secured Receivables or by other ways stipulated by legal regulations, with the exception stipulated in provision of Article VII, point 3 of this Contract.

2. In the event of expiry of all Secured Receivables, the Assigned Receivable, including the rights associated with it, will be transferred back to the Assignor to the extent that it has not been paid by the Debtor yet or otherwise expired. Within ten (10) Business Days after the expiry of all Secured Receivables, the Bank is obliged to confirm in writing to the Assignor and the Debtor the transfer of the Assigned Receivable back to the Assignor, including its amount as of the day of this transfer, and explanation and enumeration of this resulting amount.

3. Without undue delay after the expiry of the Secured Receivables, the Bank is obliged to provide the Assignor and the Debtor with all co-operation necessary for the purpose of registration of the change in the person of the mortgage creditor in the sense of the transfer of Security of the Assigned Receivable back to the Assignor in the appropriate Cadastral Register, including signature of all documents necessary for this purpose and delivery of all necessary documents to the Cadastral Register for the city of Prague together with necessary enclosures in the appropriate number of copies.

4. If the Security of the Assigned Receivable expires as a result of expiry of the Assigned Receivable, Article VII, point 3 shall be applied appropriately.

Article VIII
Declarations and Obligations of the Assignor

1. As of the date of the execution of this Contract and as of each date thereafter until the expiry of the Secured Receivables, the Assignor declares and confirms that:

a) it is a legal entity duly established and existing according to the appropriate legal system that has an unrestricted capacity to the rights, obligations and legal acts and in particular, to conclude this Contract and to fulfil all obligations based on this Contract and that the execution and signature of this Contract and fulfillment of the Assignor's obligations on its basis were duly approved by the appropriate bodies of the Assignor;

b) this Contract is duly and validly signed by the Assignor or by its representatives, who are not exceeding their authorizations. All obligations of the Assignor resulting from this Contract are valid and enforceable obligations of the Assignor. The Assignor has duly fulfilled or is prepared to duly fulfil any obligations on the basis of this Contract and there are no objections or claims against the Assigned Receivable that the Debtor or other parties might assert against the Bank;

c) the Assigned Receivable has no legal or factual defects; in particular there are no further rights of third parties to the Assigned Receivable and the Assignor is not aware of any circumstances attesting to their origin;

d) neither the Assigned Receivable nor any of its parts were previously satisfied by the Debtor nor it has expired by setting off the claim of the Debtor against the Assignor (with the exception of the extent of fulfillment or setting off that was announced to the Bank in writing by the Assignor before executing this Contract or in this Contract) and it is not even aware of a risk of set off;

e) the assignment of the Assigned Receivable based on this Contract is not contrary to any agreement between the Assignor and the Debtor.

2. As of the day of execution of this Contract, the Assignor declares and confirms that:

a) the execution of this Contract and the fulfillment of the Assignor's obligations on its basis does not violate any constitutive or other organizational documents of the Assignor, it is not contrary to any contract, document, court judgement, arbitration award or administrative resolution, regardless of whether currently effective or in legal force, which are binding for the Assignor or affect the Assignor's rights and obligations or have a substantial influence on the status of its assets, and it does not violate any legal regulation;

b) the Assignor is not aware of any petition having been filed for issuing a decision or of any such decision having been issued which might restrict the Assignor's rights to dispose of the Assigned Receivable (for example a petition for declaration of bankruptcy, a petition for settlement, a petition for issuing a preliminary injunction, or a petition for realization of a resolution, etc.) and that the Assignor is not bankrupt in the sense of relevant legal regulations;

c) the Debtor is a legal entity duly established and existing in accordance with the relevant legal system that has unrestricted capacity for rights, obligations, and legal actions;

d) the Assignor is not aware of any petition having been filed to issue a resolution or of any such resolution having been issued which might restrict the Security of the Assigned Receivable (for example a petition for declaration of bankruptcy, a petition for settlement, a petition for issue of a preliminary injunction, or a petition for realization of a resolution), or that the Debtor is bankrupt in the sense of relevant legal regulations;

e) The Debtor's Real Estate is insured against common risks by Insurance Contract No. 80-595014267 of 23 November 1993, as amended, concluded between the Debtor and the insurer, Kooperativa Pojist'ovna, a.s., for a total insurance coverage of 230 781 000 CZK. The Assignor documents this declaration with an officially verified copy of the insurance contract.

3. The Assignor is obliged:

a) not to assign the Assigned Receivable to a third party and not to set it off against any other receivable;

b) to refrain from taking any action that might cause any of the declarations set forth in this Contract untrue or in an important respect misleading and to take any necessary and appropriate action to ensure that the declarations set forth in this Contract are at all times true. The Assignor is further obliged to notify the Bank in writing if any declaration set forth in this Contract is untrue or in an important respect misleading. The notification must be made within the period of seven (7) Business Days from the day when the Assignor learns this or could have learned that the appropriate declaration is untrue or in an important respect misleading;

c) to deliver to the Bank all announcements it received in connection with the assertion of rights of third parties to the Assigned Receivable. The delivery shall be made within the period of seven (7) Business Days from the day it received such an announcement. Further it is obliged to notify the Bank in writing if any right of third parties to the Assigned Receivable arises based on law or on a court or administrative office resolution or for another reason. Such notification must be made within the period of seven (7) Business Days after the day on which the Assignor learned or could have learned of this fact;

d) not to take any action that would lead to a deterioration of the status of the Assigned Receivable to the detriment of the Bank, not to establish any right of third parties to the Assigned Receivable and not to take any action to establish such a right and not to exercise rights associated with the Assigned Receivable to the detriment of the Bank as assignee of the Assigned Receivable;

e) to provide the Bank without undue delay with all information the Assignor learns about and which affects the Assigned Receivable in a substantial way or that is substantial in another way for the relationship between the Assignor and the Bank based on this Contract, including information of similar nature related to the Debtor;

f) to inform the Bank in writing about all prepared or implemented organizationally-legal changes in respect of the Assignor, changes in the Commercial Register or any similar register maintained for the purposes of registering commercial companies, and other changes that could substantially threaten the Bank's position as assignee of the Assigned Receivable ;

g) to ensure that the Debtor's Real Estate is insured in the common extent until the expiry of the Secured Receivables, whereby the total amount of insurance coverage during this period will not drop below the amount given in Article VIII, paragraph 2, letter e) of this Contract, and that the Debtor pays the insurance premiums duly and timely;

h) to demonstrate to the Bank in an appropriate way within twenty (20) Business Days after the delivery of a written request of the Bank that the Debtor's Real Estate is insured in the common extent and for the amount stipulated in Article VIII, paragraph 2, letter e) of this Contract, and that the Debtor pays insurance premiums duly.

Article IX

Declarations and Obligations of the Bank

1. As of the date of execution of this Contract and as of each date thereafter until the expiry of the Secured Receivables, the Bank declares and confirms that:

a) the Bank is a legal entity duly established and existing according to the applicable legal system that has an unrestricted capacity to rights, obligations, and legal actions and in particular to conclude this Contract, and to fulfil all obligations resulting from the Contract, and that the execution and signature of this Contract and fulfillment of the Bank's obligations on its basis was duly approved by the appropriate bodies of the Bank;

b) this Contract is duly and validly signed by the Bank or its representatives, who are not exceeding their authorizations. All obligations of the Bank as a result of this Contract are valid and enforceable obligations of the Bank. The Bank duly fulfilled or is prepared to fulfil all its obligations based on this Contract;

2. As of the day of execution of this Contract, the Bank declares and confirms that execution of this Contract and fulfillment of the Bank's obligations based on it does not violate any constitutive or other organizational documents of the Bank; it is not contrary to any contract, document, court resolution, arbitration award or administrative resolution, regardless of whether currently effective and in legal force, which are binding for the Bank or that affect the Bank's rights and obligations or have a substantial influence on the status of the Bank's assets, and it does not violate any legal regulation.

3. The Bank is obliged:

a) not to assign the Assigned Receivable to a third party and not to set it off against any other receivable, except in cases explicitly permitted by this Contract or by a legal regulation governing the security of receivables and its realization;

b) to transfer to the Assignor all payments received from the Debtor exceeding the Secured Receivables not paid in another way;

c) not to take any steps leading to the disposal of the Debtor's Real Estate for cash in the event of the Debtor's delay with fulfillment of the Assigned Receivable, unless the Client becomes delayed with the fulfillment of the Secured Receivables;

d) to deliver to the Assignor all notifications received in connection with the assertion of rights of third parties to the Assigned Receivable, whereas it must be delivered within the period of seven (7) Business Days from receiving such notification. The Bank is further obliged to notify the Assignor in writing if any right of third parties to the Assigned Receivable arise based on law or on a court or administrative office resolution or for another reason, whereas the notification must be made within the period of seven (7) Business Days from the day when the Bank learned or could have learned about this fact;

e) not to take any action that could lead to a deterioration of the status of the Assigned Receivable to the detriment of the Assignor, not to establish any right of third parties to the Assigned Receivable and not to take any action that could lead to the establishment of such a right, and not to exercise rights associated with the Assigned Receivable to the detriment of the Assignor, except in cases explicitly permitted by this Contract or by a legal regulations governing the security of receivables and its realization;

f) to provide the Assignor without undue delay with all information it learns that affects the Assigned Receivable in a substantial way or is important in another way for the relationship between the Bank and the Assignor based on this Contract, including information of similar nature related to the Debtor. This provision shall not be applied if the provision of such information would breach the duty of the Bank to keep banking secrets according to the relevant legal regulations;

g) to inform the Assignor in writing of all planned or implemented organizationally legal changes in respect of the Bank and other changes that could substantially threaten the Assignor's position as assignor of the Assigned Receivable.

Article X

Contractual Penalties

1. If any of the declarations made by the Assignor in this Contract is untrue or in a substantial respect misleading, and/or if the Assignor breaches any obligation according to this Contract with the exception of provisions of Articles IV, V and VIII, paragraph 3, letters a), b), c), d), f) and g) of this Contract, the Bank is entitled to demand a contractual penalty of CZK 100 000 in each individual case of breach of the Contract.

2. If the Assignor breaches the obligations stipulated in Articles IV, V and VIII, paragraph 3, letter a), b), c), d), f), and g) of this Contract, the Bank is entitled to demand a contractual penalty of 500 000 CZK in each individual case of breach of the Contract.

3. Neither circumstances excluding liability nor insufficient fault on the part of the Assignor affect the Bank's right to demand the contractual penalty. The Bank's right to demand the contractual penalty does not affect to any extent the right of the Bank for compensation for damages caused by a breach of the contractual obligation. The Assignor is obliged to fulfil the obligation, the fulfillment of which was secured by the contractual penalty, regardless of payment of the contractual penalty.

Article XI
Closing Provisions

1. Unless provided otherwise by this Contract or by relevant Czech or foreign legal regulations, all information contained in this Contract or provided between the Contracting Parties in connection with this Contract that is not publicly available is confidential and the Contracting Parties are obliged to keep it confidential (hereafter "the Confidential Information"). The Bank is also entitled to use the Confidential Information for purposes related to the business operations of the Bank, in particular for providing services to the Assignor and processing the Confidential Information for these purposes. The Bank is entitled to provide the Confidential Information to a person controlling the Bank, to persons controlled by the Bank, to persons controlled by the same person as the Bank (a controlling relationship in the sense of Section 66a of Act No. 513/1991 Coll., the Commercial Code, as amended), and further to persons that the Bank has entrusted by fulfilling any of its legal or contractual obligations, provided that the Bank ensures that these persons are bound by confidentiality duty in relation to the Confidential Information to the same extent as to which the Bank is bound by confidentiality duty according to this Contract and the relevant legal regulations.

2. The Bank will execute setting-off or payment of any receivables denominated in various currencies using the exchange rate stipulated by the Bank two (2) Business Days prior to the date on which setting-off or payment will be made and in accordance with the Bank's rules for stipulating exchange rates. If the use of the exchange rate set as of the above-mentioned date is not possible for any reason, the Bank will use the exchange rate stipulated as of the closest preceding Business Day.

3. This Contract is signed in six engrossments in the Czech language and three engrossments in the English language; the Assignor will receive one engrossment of each language version and the Bank will receive the remaining engrossments of both language versions. The Czech language version of the Contract is binding and decisive.

4. If any provision of this Contract is or becomes or shall be found to be invalid or unenforceable, this will not affect the validity or enforceability of the remaining provisions of the Contract (to the fullest extent permitted by legal regulations). In such cases the Contracting Parties undertake to replace the invalid or unenforceable provision by a valid and enforceable one which shall have to the highest possible extent permitted by the legal regulations the same meaning and effect as the original intention which is being replaced.

5. This Contract can be changed or amended only by written agreement of the Contracting Parties stating clear will of the Contracting Parties to change or amend this Contract.

6. This Contract is governed by valid Czech law. Any disputes arising from this Contract will be definitively resolved, excluding the legal power of common courts, in arbitration proceedings conducted before the Arbitration Court of the Chamber of Economy of the Czech Republic and the Chamber of Agriculture of the Czech Republic according to its Rules, by three (3) arbitrators appointed in accordance with these Rules. The Contracting Parties undertake to fulfil all obligations imposed on them in the arbitration award within the time limits specified therein.

7. The Contracting Parties agreed on the following method of delivery of written documents. The written documents will be sent to the Bank at the address: Česká spořitelna, a.s., Olbrachtova 62, Prague 4, Postal Code 140 00, Department of Restructuring and Execution (1263), fax 00420 2 61073229 to the Assignor at the address: C/o CME Development Corporation, 8th Floor, Aldwych House, 71-91 Aldwych, London WC2B 4HN, attention Vice President - Finance Mark Wyllie, tel. 44 20 7430 5337, fax 44 20 7430 5402 ;

and to the Debtor at the address: CNTS, Vladislavova 20, 110 00 Praha 1, Ceska republika, attention Mr. Milan Cimirot, tel. +42 02 211 00 169, fax +42 02 211 00 182;

or to such an address that will be announced in writing by the appropriate Contracting Party to the other Contracting Party (in the case of the Debtor, the appropriate Contracting Party means the Assignor). In the case the written document is returned as undeliverable, it is considered to have been delivered on the day following the day when it was returned.

8. This Contract becomes valid and effective by signature of both Contracting Parties.

9. After having read this Contract, the Contracting Parties declare that they agree with its content, that it has been drawn up on the basis of truthful information and their true and free will, and that it has not been negotiated under duress or under conditions otherwise disadvantageous to one Contracting Party.

IN WITNESS WHEREOF both Contracting Parties have affixed their signatures on the day set forth below.

CME Czech Republic B.V. :

By: /s/ Frederic Thomas Klinkhammer

Name : Frederic Thomas Klinkhammer

Title : Director A

Date : October 2, 2001

Česká spořitelna, a.s.:

By : /s/ Ing. Josef Suryn

Name : Ing. Josef Suryn

Title : Head of Section of Restructuring and Execution, Head of Section of Big Corporations

Date : October 5, 2001

By : /s/Ing. Jaroslav Jirát

Name : Ing. Jaroslav Jirát

Title : Section of Restructuring and Execution, Section of Big Corporations

Date : October 5, 2001

Enclosure No. 1 of the Contract on Security Assignment of a Receivable No. PP/81/01/LCD

Cadastral Registry

for the city of Prague

CME Czech Republic B.V.

Hoogoorddreef 9

1101BA Amsterdam Zuidoost

The Netherlands

Registration No.: 33289324

and

Česká spořitelna, a.s.

Na Příkopě 29, Prague 1, Postal Code: 113 98

Identification No. 45 24 47 82

registered in the Commercial Register maintained by the Municipal Court in Prague,

Section B, Inlet 1171

jointly declare and announce

to the Cadastral Register for the city of Prague in accordance with Section 36, paragraph 5, letter a) of Decree No. 190/96 Coll., as amended the fact that there has been a change of the mortgage creditor for the receivable of the company CME Czech Republic B.V. against the debtor, the company Česká nezávislá televizní společnost, spol. s r.o. with its registered seat at Vladislavova 20, Prague 1, Identification No. 49 61 66 68, registered in the Commercial Register maintained by the Municipal Court in Prague, Section C, Inlet 21333, which is secured by a mortgage on real estate properties listed in the cadastral area Nové město, in capacity of the local Cadastral Register on List of Ownership No. 1326. Entry of the mortgage right was permitted by decision of local Cadastral Register No. V2 11624/00 with legal effects of entry starting from 21.4. 2000.

Based on Contract No. PP/81/01/LCD on Security Assignment of a Receivable concluded on _____ between Česká spořitelna, a.s. and the company CME Czech Republic B.V., Česká spořitelna, a.s. has become the mortgage creditor of the above-mentioned receivable according to Section 524 and subseq. of the Civil Code in association with Section 554 of the Civil Code.

Regarding the fact that the rights to the stated real estate properties are not disputed or doubted by the declaring parties, we request the registration of change in the person of the mortgage creditor from the company CME Czech Republic B.V. to the company Česká spořitelna, a.s. for the following buildings and land parcels: Land Parcel No. 696 built up area/other building object, area of 1 262 square meters; Land Parcel No.709 built up area/other building object, area of 695 square meters; Land Parcel No. 697 built up area/courtyard, area of 155 square meters, building No. 1477 on Land Parcel No. 696 built up area/other building object and; building No. 28 on Land Parcel No. 709 built up area/other building object, all registered on the List of Ownership No. 1326 for cadastral area Nové město, Prague Municipality, in the Cadastral Register for the city of Prague.

In Prague, date:

CME Czech Republic B.V.:

________________

Name:

Position:

Date:

Česká spořitelna, a.s.:

__________________

Name:

Position:

Date:

___________________

Name:

Position:

Date:

Enclosure No. 2 of the Contract on Security Assignment of a Receivable No. PP/81/01/LCD

NOTICE OF ASSIGNMENT OF RECEIVABLES

Česká nezávislá televizní společnost, spol. s r.o.

Vladislavova 20, Prague 1

Identification No.: 49 61 66 68

registered in the Commercial Register maintained by the Municipal Court in Prague,

Section C, Inlet 21333

Dear all:

We hereby inform you that on ________ [date] we, the company CME Czech Republic B.V. with its registered seat at Hoogoorddreef 9, 1101BA Amsterdam Zuidoost, The Netherlands, Registration No. 33289324 as the assignor, concluded Contract No. PP/81/01/LCD on Security Assignment of a Receivable with Ceska sporitelna, a.s., with its registered seat at Na Prikope; 29, Prague 1, Postal Code 113 98, Identification No. 45244782, registered in the Commercial Register maintained by the Municipal Court in Prague under Ref. No. B.1171 on 30 December 1991, as the assignee, and that based on this contract our monetary receivable against you, the company Ceska nezavisla televizni spolecnost, spol. s r.o., resulting from the resolution of your regular General Meeting on the distribution of profit and payment of dividends for the year 1999 held on 17 April 2000, was assigned to Ceska; sporitelna, a.s. The original amount of the assigned receivable was 475 227 596 CZK; whereas as of the day of signature of the above mentioned Contract on the Security Assignment of Receivable the amount of the assigned receivable was 283 087 301 CZK. Along with the assigned receivable, all rights associated therewith passed to Ceska sporitelna, a.s., in particular, the mortgage right established in favor of the assignor to secure duly and timely payment of the assigned receivable registered under No. V2 1162400 for your real estate properties registered in List of Ownership No. 1326 for the Cadastral area Nové mesto, Prague Municipality by the Cadastral Register for the city of Prague.

Regarding the above fact, we ask you to make all payments under the above-specified receivable to Account No. 004327-0310271439/0800 maintained by Česká spořitelna, a.s.

We would also like to inform you that as of the delivery of this notice your obligations resulting from the above specified assigned receivable will be duly and timely fulfilled only by their duly and timely payment to Česká spořitelna, a.s. to the stated account.

_________________________

CME Czech Republic B.V. :

By: _________________

Name:

Title:

Date:

I hereby confirm acceptance of this notice:

In , on _________ [date] .

_________________________

Česká nezávislá televizní společnost, spol. s r.o.